Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Financial Statements” in the Combined Statements of Additional Information, and to the incorporation by reference of our reports dated February 17, 2014, on the financial statements and financial highlights of Hartford Index HLS Fund, Hartford Portfolio Diversifier Fund, American Funds Asset Allocation HLS Fund, American Funds Blue Chip Income and Growth HLS Fund, American Funds Bond HLS Fund, American Funds Global Bond HLS Fund, American Funds Global Growth HLS Fund, American Funds Global Growth and Income HLS Fund, American Funds Global Small Capitalization HLS Fund, American Funds Growth HLS Fund, American Funds Growth-Income HLS Fund, American Funds International HLS Fund and American Funds New World HLS Fund, each for the year ended December 31, 2013, in the Registration Statement (Form N-1A) of HIMCO Variable Insurance Trust filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-194995).

/s/Ernst & Young LLP

Minneapolis, Minnesota
September 24, 2014